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[LOGO OF INTERNATIONAL PAPER]

                                                      INTERNATIONAL PAPER PLAZA
                                                      400 ATLANTIC STREET
                                                      STAMFORD, CT 06921
News Release
CONTACTS:

         Media:            Jennifer Boardman, 203-541-8407
         -----             Stacy Wygant, 901-359-6335


         Investors:        Carol Tutundgy, 203-541-8632
         ---------         Darial Sneed, 203-541-8541


             International Paper Reports First-Quarter 2002 Earnings

Stamford, Conn. - April 19, 2002 - International Paper (NYSE: IP) today reported 2002 first-quarter earnings of $58 million ($0.12 per share), compared with $24 million ($0.05 per share) in the first quarter 2001 and $58 million ($0.12 per share) in the fourth quarter 2001. All figures are before special and extraordinary items.

First-quarter net sales were $6 billion compared with $6.9 billion for the same period in 2001 and $6.3 billion in the fourth quarter of 2001.

"We completed the first quarter with strong momentum, and we continue to improve our underlying cost structure in a difficult macro environment," said John Dillon, International Paper chairman and chief executive officer. "Our internal programs are having a major impact on our earnings, we have continued to match our production with our customers' demand, and we have delivered on our commitment to sell businesses that do not meet our long-term goals. Our inventories have been significantly reduced from last year's levels, and we have now divested more than $3 billion worth of assets. When the economic rebound does occur, we are very well positioned to take advantage of it."

After special items, International Paper reported 2002 first-quarter net earnings of $65 million ($0.13 per share), compared with a net loss of $44 million ($0.09 per share) in the 2001 first quarter after special and extraordinary items. In the fourth quarter of 2001, the company reported a net loss of $572 million ($1.19 per share) after special items.

Special items in the first quarter consisted of a $10 million pre-tax credit ($7 million after taxes) for the reversal of reserves no longer required. First-quarter 2001 special items included a $10 million pre-tax charge ($6 million after taxes) for Champion merger integration costs, an extraordinary pre-tax charge of $73 million ($46 million after taxes) related to the impairment of the Masonite business and the divestiture of the Petroleum and Minerals assets, and a $25 million charge before taxes and minority interest ($16 million after taxes and minority interest) for the cumulative effect of a change in accounting for derivatives and hedging activities. Special items





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in the 2001 fourth quarter totaled a pre-tax loss of $745 million ($630 million after taxes), including charges for asset shutdowns of excess internal capacity and cost reduction actions, losses related to dispositions and asset impairments of businesses held for sale, and a credit for the reversal of reserves no longer required.

First quarter 2002 results also reflect new accounting requirements that eliminated goodwill amortization effective January 1, 2002. Goodwill amortization totaled approximately $46 million (or $0.10 per share) in each quarter of 2001. The favorable effect of this accounting change on 2002 first quarter results was offset by a higher effective tax rate that reduced earnings by $0.06 per share, and a reduction in pension income primarily due to the assumed return on assets that reduced earnings by $0.04 per share, both compared with the fourth quarter of 2001.

Segment Information
Compared to first quarter 2001, operating profit was slightly lower as weak demand and pricing in the Printing Papers segment offset strong performances in Packaging and Forest Products.

First-quarter 2002 segment earnings and business trends compared with the fourth quarter of 2001 are as follows.

First-quarter earnings for Printing Papers were $76 million, down from fourth-quarter 2001 earnings of $119 million as demand continued to weaken and prices remained under pressure for market pulp. The strong U.S. dollar and the start up of offshore coated paper capacity further hampered a weak U.S. market for coated papers during the quarter.

Industrial and Consumer Packaging earnings were $128 million in the first quarter, down slightly from $129 million in the fourth quarter 2001. Despite soft market conditions, results were primarily influenced by rationalization programs, cost improvement initiatives and lower energy and material costs within the Consumer Packaging business.

Earnings in the company's distribution business, xpedx, rose to $18 million for the first quarter 2002 compared with a $10 million loss in the 2001 fourth quarter, due to aggressive internal cost reduction programs and lower bad debt charges.

First-quarter Forest Products earnings of $176 million were up from $153 million in the fourth quarter 2001 due to higher lumber and plywood prices.

Earnings at Carter Holt Harvey, International Paper's 50.4 percent owned subsidiary in New Zealand, rose slightly to $10 million in the first quarter compared with fourth-quarter 2001 earnings of $8 million. Internal cost control programs and stronger volumes in the New Zealand building supplies business favorably impacted results.

The company will hold a webcast to discuss earnings and current market conditions at 1 p.m. (EDT) today. All interested parties are invited to listen to the webcast live via the company's Internet site at http://www.internationalpaper.com by clicking on the Investor Information button. Persons who wish to listen to the live earnings webcast must pre-register at the site prior to the webcast. A replay of the webcast will also be available on the web-site beginning at 3 p.m. (EDT) this afternoon.




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International Paper (http://www.internationalpaper.com) is the world's largest paper and forest products company. Businesses include paper, packaging, and forest products. As one of the largest private forest landowners in the world, the company manages its forests under the principles of the Sustainable Forestry Initiative (SFI'sm') program, a system that ensures the continual planting, growing and harvesting of trees while protecting wildlife, plants, soil, air and water quality. Headquartered in the United States, International Paper has operations in nearly 50 countries and exports its products to more than 130 nations.

                                      # # #

Statements in this press release that are not historical are forward-looking. These statements are subject to risks and uncertainties that could cause actual results to differ materially, including risks related to the effect on our business of our efforts to balance internal supply with demand, whether anticipated merger, restructuring and divestiture benefits can be achieved and conditions affecting demand for our products, including impacts relating to foreign exchange rates.




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                               International Paper
                        Summary of Consolidated Earnings
                            Preliminary and Unaudited
            (In millions except for net sales and per share amounts)


                                                               Three Months Ended
                                                                   March 31,
                                                         -----------------------------
                                                             2002               2001
                                                         ----------         ---------
Net Sales (In billions)                                       $6.0              $6.9
                                                         ----------         ---------
Earnings Before Interest, Income Taxes,
   Minority Interest, Extraordinary Items
   and Cumulative Effect of Accounting                         344(a)            335(b)
   Change

   Interest expense, net                                       205               248
                                                         ----------         ---------
Earnings Before Income Taxes,  Minority
     Interest, Extraordinary Items and
   Cumulative Effect of Accounting Change                      139(a)             87(b)

   Income tax provision                                         43(a)             27(b)

   Minority interest expense, net of taxes                      31                42
                                                         ----------         ---------
Earnings Before Extraordinary Items and
     Cumulative Effect of Accounting Change                     65(a)             18(b)

     Net losses on sales and impairments of
        investments and businesses held for sale, net of
        taxes and minority interest                              -               (46)(c)

   Cumulative effect of change in
      accounting for derivatives and hedging
      activities, net of taxes                                   -               (16)
                                                         ----------         ---------
Net Earnings (Loss)                                            $65(a)           $(44)(b,c)
                                                         ==========         =========
Earnings Per Common Share Before
     Extraordinary Items and Cumulative
     Effect of Accounting Change                             $0.13(a)          $0.04(b)

Earnings (Loss) Per Common Share -
    Extraordinary Items                                          -             (0.10)(c)
    Cumulative Effect of Accounting Change                       -             (0.03)
                                                         ----------         ---------
Earnings (Loss) Per Common Share                             $0.13(a)         $(0.09)(b,c)
                                                         ==========         =========
Earnings (Loss) Per Common Share -
     Assuming Dilution                                       $0.13(a)         $(0.09)(b,c)
                                                         ==========         =========
Average Shares of Common Stock Outstanding                   482.3             482.7
                                                         ==========         =========


(a) Includes a $10 million pre-tax credit ($7 million after taxes) for the reversal of reserves no longer required.

(b) Includes a $10 million pre-tax charge ($6 million after taxes) for Champion merger integration costs.

(c) Includes an extraordinary pre-tax charge of $73 million ($46 million after taxes) related to the impairment of the Masonite business and the divestiture of the Petroleum and Minerals assets.




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                               International Paper
                            Sales by Industry Segment
                            Preliminary and Unaudited
                                  (In Millions)


                                                                   Three Months Ended
                                                                       March 31,
                                                            -------------------------------
                                                                 2002              2001
                                                            ---------------    ------------

Printing Papers                                                 $1,820           $ 2,085

Industrial and Consumer Packaging                                1,460             1,590

Distribution                                                     1,535             1,800

Forest Products                                                    765               685

Carter Holt Harvey                                                 410               395

Other Businesses (1)                                               420               715

Less:  Intersegment Sales                                         (372)             (376)
                                                            -----------        ----------
                                                                $6,038            $6,894
                                                            ===========        ==========



(1)   Principally includes businesses identified in our divestiture program.






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                               International Paper
                          Earnings by Industry Segment
                            Preliminary and Unaudited
                                  (In Millions)


                                                                 Three Months Ended
                                                                     March 31,
                                                          -------------------------------
                                                              2002               2001
                                                          --------------     ------------

Printing Papers                                               $  76               $154

Industrial and Consumer Packaging                               128                113

Distribution                                                     18                 14

Forest Products                                                 176                136

Carter Holt Harvey                                               10                  1

Other Businesses (1)                                             10                  8
                                                          ----------         ----------
Operating Profit                                                418                426

Interest expense, net                                          (205)              (248)

Minority interest adjustment                                     10                  3

Corporate items, net                                            (94)               (84)

Merger integration costs                                          -                (10)

Reversal of reserves no longer required                          10                  -
                                                          ----------         ----------
Earnings before income taxes, minority interest,
   extraordinary items and cumulative effect of
   accounting change                                           $139              $  87
                                                          ==========         ==========


(1)  Principally includes businesses identified in our divestiture program.





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                               INTERNATIONAL PAPER
                        SALES VOLUMES BY PRODUCT (a) (b)
                                   (UNAUDITED)


                                                                             Three Months Ended
                                                                                 March 31,
                                                                        -------------------------
                                                                            2002           2001
                                                                            ----           ----
        Printing Papers (In thousands of short tons)
             Uncoated Papers and Bristols                                   1,621          1,653
             Coated Papers                                                    509            533
             Market Pulp                                                      611            536

        Packaging (In thousands of short tons)
             Containerboard                                                   504            524
             Bleached Packaging Board                                         314            307
             Kraft                                                            173            153
             Industrial and Consumer Packaging                              1,113          1,203

        Forest Products (In millions)
             Panels (sq. ft. 3/8" - basis)                                    779            688
             Lumber (board feet)                                            1,005            976
             MDF and Particleboard (sq. ft. 3/4" - basis)                     179            156


(a)  Includes third party and inter-segment sales.

(b) Sales Volumes for divested businesses are included through the date of sale.






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                           INTERNATIONAL PAPER COMPANY
                           Consolidated Balance Sheet
                            Preliminary and Unaudited
                                  (In Millions)


                                                                             March 31,      December 31,
                                                                               2002            2001
                                                                         --------------    ------------
Assets
Current Assets
  Cash and temporary investments                                             $   967           $ 1,224
   Accounts and notes receivable, net                                          2,829             2,650
   Inventories                                                                 2,740             2,733
   Assets of businesses held for sale                                            875               648
   Other current assets                                                        1,110             1,057
                                                                         --------------    --------------
     Total Current Assets                                                      8,521             8,312
                                                                         --------------    --------------
Plants, Properties and Equipment, net                                         14,130            14,461
Forestlands                                                                    4,014             4,197
Investments                                                                      240               239
Goodwill                                                                       6,560             6,543
Deferred Charges and Other Assets                                              3,411             3,406
                                                                         --------------    --------------
Total Assets                                                                 $36,876           $37,158
                                                                         ==============    ==============
Liabilities and Common Shareholders' Equity
Current Liabilities
   Notes payable and current maturities of long-term debt                    $   709           $   957
   Liabilities of businesses held for sale                                       184               215
   Accounts payable and accrued liabilities                                    4,085             4,202
                                                                         --------------    --------------
     Total Current Liabilities                                                 4,978             5,374
                                                                         --------------    --------------
Long-Term Debt                                                                12,421            12,457
Deferred Income Taxes                                                          3,990             3,977
Other Liabilities                                                              2,023             1,980
Minority Interest                                                              1,301             1,274
Preferred Securities                                                           1,805             1,805

Common Shareholders' Equity
   Invested capital                                                            5,792             5,669
   Retained earnings                                                           4,566             4,622
                                                                         --------------    --------------
     Total Common Shareholders' Equity                                        10,358            10,291
                                                                         --------------    --------------
Total Liabilities and Common Shareholders' Equity                            $36,876           $37,158
                                                                         ==============    ==============
